Exhibit 6

                         Opinion and Consent of Counsel


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Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549


RE:   Phoenix Life Variable Universal Life Account
      Phoenix Life Insurance Company
      Post-Effective Amendment No. 12 to Form S-6
      Registration Nos. 333-23171 and 811-4721


To Whom It May Concern:

As Counsel to the depositor, I am familiar with the policies which are the subject of the above-captioned Registration Statement on Form S-6.

In connection with this opinion, I have reviewed the policies, the Registration Statement, the Charter and By-Laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the policies.

Based upon this review, I am of the opinion that the policies, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.

I consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 12 to the Registration Statement on Form S-6 (File No. 333-23171) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                    Very truly yours,



Dated : August 9, 2002              /s/ Richard J. Wirth
                                    --------------------------------------------
                                    Richard J. Wirth, Counsel
                                    Phoenix Life Insurance Company